UNDERWRITING AGREEMENT

   THIS UNDERWRITING AGREEMENT, dated this 3rd day of July, 2017, by and between Pioneer Asset Allocation Trust, a Delaware statutory trust ("Trust"), on behalf of its series Pioneer Solutions - Balanced Fund, Pioneer Solutions - Conservative Fund and Pioneer Solutions - Growth Fund and Amundi Pioneer Distributor, Inc., a Massachusetts corporation (the "Underwriter").

                                  WITNESSETH

   WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of beneficial interest for public offering under the Securities Act of 1933, as amended;

   WHEREAS, the Underwriter engages in the purchase and sale of securities both as a broker and a dealer and is registered as a broker-dealer with the Commission and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA");

   WHEREAS, the parties hereto deem it mutually advantageous that the Underwriter should act as Principal Underwriter, as defined in the 1940 Act, for the sale to the public of the shares of beneficial interest of the securities portfolio of each series of the Trust which the Trustees may establish from time to time (individually, a "Portfolio" and collectively, the "Portfolios"); and

   NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Underwriter do hereby agree as follows:

   1. The Trust hereby grants to the Underwriter the right and option to purchase shares of beneficial interest of each class of each Portfolio of the Trust (the "Shares") for sale to investors either directly or indirectly through other broker-dealers. The Underwriter is not required to purchase any specified number of Shares, but will purchase from the Trust only a sufficient number of Shares as may be necessary to fill unconditional orders received from time to time by the Underwriter from investors and dealers.

   2. The Underwriter shall offer Shares to the public at an offering price based upon the net asset value of the Shares, to be calculated for each class of Shares as described in the Registration Statement, including the Prospectus(es), filed with the Commission and in effect at the time of the offering, plus sales charges as approved by the Underwriter and the Trustees of the Trust and as further outlined in the Trust's Prospectus(es). The offering price shall be subject to any provisions set forth in the Prospectus(es) from time to time with respect thereto, including, without limitation, rights of accumulation, letters of intention, exchangeability of Shares, reinstatement privileges, net asset value purchases by certain persons and reinvestments of dividends and capital gain distributions.

   3. In the case of all Shares sold to investors through other broker-dealers, a portion of applicable sales charges will be reallowed to such broker-dealers who are members of FINRA or, in the case of certain sales by banks or certain sales to foreign nationals, to brokers or dealers exempt from registration with the Commission. The concession reallowed to broker-dealers shall be set forth in a written sales agreement and shall be generally the same for broker-dealers providing comparable levels of sales and service.

   4. This Agreement shall terminate on any anniversary hereof if its terms and renewal have not been approved by a majority vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Underwriting Agreement (the "Qualified Trustees"), at a meeting of Trustees called for the purpose of voting on such approval. This Agreement may also be terminated at any time, without payment of any penalty, by the Trust on 60 days' written notice to the Underwriter, or by the Underwriter upon similar notice to the Trust. This Agreement may also be terminated by a party upon five (5) days' written notice to the other party in the event that the Commission has issued an order or obtained an injunction or other court order suspending effectiveness of the Registration Statement covering the Shares. Finally, this Agreement may also be terminated by the Trust upon five (5) days' written notice to the Underwriter provided either of the following events has occurred: (i) FINRA has expelled the Underwriter or suspended its membership in that organization; or (ii) the qualification, registration, license or right of the Underwriter to sell Shares in a particular state has been suspended or cancelled in a state in which sales of Shares during the most recent 12-month period exceeded 10% of all Shares sold by the Underwriter during such period.

   5. The compensation for the services of the Underwriter as a principal underwriter under this Agreement shall be:

   With respect to Class A Shares (i) that part of the sales charge which is retained by the Underwriter after allowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the offering, as amended, and (ii) those amounts payable to the Underwriter as reimbursement of expenses pursuant to any distribution plan for the Trust which may be in effect.

   With respect to Class C Shares (i) that part of the front-end sales charge which is retained by the Underwriter after allowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the offering, as amended, (ii) the Distribution Fee, if any, payable from time to time to the Underwriter under the Trust's Class C Distribution Plan and
   (iii) the contingent deferred sales charge payable with respect to Class C Shares sold through the Underwriter as set forth in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the sale of such Class C Shares.

   With respect to Class R Shares (i) the Distribution Fee, if any, payable from time to time to the Underwriter under the Trust's Class R Distribution Plan and (ii) the sales charge payable, if any, with respect to Class R Shares sold through the Underwriter as set forth in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the sale of such Class R Shares.

   With respect to Class K Shares and Class Y Shares, the Underwriter shall not be entitled to any compensation.

   With respect to any future class of Shares, the Underwriter shall be entitled to such consideration as the Trust and the Underwriter shall agree at the time such class of Shares is established.

   6. Nothing contained herein shall relieve the Trust of any obligation under its management contract or any other contract with any affiliate of the Underwriter.

   7. The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, of any nature whatsoever, including without limitation, liabilities arising in connection with any agreement of the Trust or its Trustees as set forth herein to indemnify any party to this Agreement or any other person, if any, shall be satisfied out of the assets of the Trust and that no Trustee, officer or holder of Shares shall be personally liable for any of the foregoing liabilities. The Trust's Agreement and Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers and holders of Shares.

   8. This Agreement shall automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

   9. In the event of any dispute between the parties, this Agreement shall be construed according to the laws of The Commonwealth of Massachusetts.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their seals to be hereto affixed as of the day and year first above written.

ATTEST:                             PIONEER ASSET ALLOCATION TRUST
                                    On behalf of its series,
                                    Pioneer Solutions - Balanced Fund,
                                    Pioneer Solutions - Conservative Fund, and
                                    Pioneer Solutions - Growth Fund

/s/ Christopher J. Kelley                      By:   /s/ Lisa M. Jones
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Christopher J. Kelley                                Lisa M. Jones
Secretary                                            President

ATTEST:                                        AMUNDI PIONEER DISTRIBUTOR, INC.

/s/ Margaret C. Begley                         By:   /s/ Gregg M. Dooling
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Margaret C. Begley                                   Gregg M. Dooling
Secretary                                            Chief Financial Officer